Consolidated Financial Statements and Report of Independent Certified Public Accountants Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) December 31, 2021

Contents Page Report of Independent Certified Public Accountants 3 Consolidated Financial Statements Consolidated balance sheet 5 Consolidated statements of operations 6 Consolidated statement of members’ capital 7 Consolidated statement of cash flows 8 Notes to consolidated financial statements 9

GT.COM Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership. Board of Directors Sunshine Fitness Growth Holdings, LLC and Subsidiaries Opinion We have audited the consolidated financial statements of Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) (the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, changes in members’ capital, and cash flows for the year then ended, and the related notes to the financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for opinion We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of management for the financial statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued. REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS GRANT THORNTON LLP 200 S. Orange Ave. Suite 2050 Orlando, FL 32801 D +1 407 481 5100 F +1 407 481 5190

Auditor’s responsibilities for the audit of the financial statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with US GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit. Orlando, Florida April 12, 2022

2021 ASSETS Current assets Cash 19,173,751$ Other current assets 2,972,961 Total current assets 22,146,712 Property and equipment, net Fitness equipment 78,646,717 Leasehold improvements 102,947,294 Furniture and fixtures 6,344,837 Other equipment 6,702,449 Less: accumulated depreciation and amortization (68,100,153) Total property and equipment, net 126,541,144 Other assets Goodwill 118,390,628 Other intangible assets, net 99,600,460 Deposits 1,079,617 Total other assets 219,070,705 Total assets 367,758,561$ LIABILITIES AND MEMBERS' CAPITAL Current liabilities Accounts payable 3,487,284$ Accrued expenses 6,857,878 Deferred revenue 21,048,455 Current portion of long-term debt, net of debt discount 2,380,000 Total current liabilities 33,773,617 Deferred rent 8,078,769 Long-term debt, net of current portion and debt discount 225,497,389 Total liabilities 267,349,775 Commitments and contingencies (Note G) Members' capital 100,408,786 Total liabilities and members' capital 367,758,561$ Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) CONSOLIDATED BALANCE SHEET December 31, The accompanying notes are an integral part of this consolidated financial statement. 5

2021 Net revenue 172,335,736$ Operating expenses Depreciation and amortization 39,628,915 Salaries and benefits 33,631,158 Rent 23,060,122 General and administrative 11,997,722 Club operations 14,775,224 Franchise and royalty fees 12,429,669 Advertising 13,533,176 Acquisition costs 151,667 Total operating expenses 149,207,653 Income from operations 23,128,083 Other income (expense) Interest expense (13,874,576) Interest income 79,287 Other income 136,409 Gain on disposal of property and equipment 951,134 Total other (expense) (12,707,746) NET INCOME 10,420,337$ Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) CONSOLIDATED STATEMENTS OF OPERATIONS Year ended December 31, The accompanying notes are an integral part of this consolidated financial statement. 6

Balance, January 1, 2021 90,138,449$ Distributions to members (150,000) Net Income 10,420,337 Balance, December 31, 2021 100,408,786$ Year ended December 31, CONSOLIDATED STATEMENT OF MEMBERS' CAPITAL Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) The accompanying notes are an integral part of this consolidated financial statement. 7

2021 Cash flows from operating activities: Net income 10,420,337$ Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 39,628,915 Amortization of intangible lease assets 63,209 Amortization of debt issuance costs 1,014,582 Gain on disposal of property and equipment (951,134) Capitalized interest (1,383,850) Changes in assets and liabilities: Other current assets (378,111) Accounts payable (1,341,879) Accrued expenses (1,681,651) Deferred rent (1,062,529) Deferred revenue 4,207,168 Net cash provided by operating activities 48,535,057 Cash flows from investing activities: Deposits paid (73,277) Purchase of property and equipment (42,448,869) Proceeds from sale of property and equipment 1,204,685 Payments for intangible assets (230,000) Net cash used in investing activities (41,547,461) Cash flows from financing activities: Repayments on long-term debt (1,697,750) Distributions to members (150,000) Net cash used in financing activities (1,847,750) CHANGE IN CASH 5,139,846 Cash, beginning of year 14,033,905 Cash, end of year 19,173,751$ Supplemental disclosures of cash flow information: Cash paid during the year for interest 14,086,234$ Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) CONSOLIDATED STATEMENT OF CASH FLOWS Year ended December 31, The accompanying notes are an integral part of this consolidated financial statement. 8

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 9 NOTE A - NATURE OF ORGANIZATION Sunshine Fitness Growth Holdings, LLC (SFG) and its subsidiaries (d/b/a Planet Fitness) (collectively, the Company or we) operate franchise locations of Planet Fitness health clubs located in Florida, Georgia, Alabama, North Carolina and South Carolina. At December 31, 2021 there were 114 franchised Planet Fitness health clubs. On November 29, 2017, TSG Consumer Partners, LLC (TSG), through a wholly owned newly formed entity, Sunshine Fitness Group Holdings, LLC (Group or Parent), acquired the majority of the equity securities of SFG. On May 11, 2018, in connection with a debt financing with Ares Capital Corporation (Ares) as discussed further in Note D, SFG formed Sunshine Intermediate, LLC (Intermediate) and Sunshine Sub, LLC (Sub), with Sub acting as the borrower. SFG is the sole member of Intermediate and Intermediate is the sole member of Sub. All subsidiaries of SFG were reorganized as sole members of Sub. NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation and Principles of Consolidation The consolidated financial statements include the accounts of SFG and its subsidiaries, all of which are wholly owned, and have been prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany accounts and transactions between SFG and its subsidiaries have been eliminated in consolidation. Business Combinations The consolidated financial statements reflect the acquisition of businesses under the purchase method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations (ASC 805), in which assets acquired and liabilities assumed are recorded at estimated fair values as of the date of acquisition. Relevant accounting literature requires the acquiring entity in a business combination to recognize the assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose to investors and other users of the consolidated financial statements all of the information necessary to evaluate and understand the nature and financial effect of the business combination. Goodwill is recorded in a business combination to the extent the purchase price exceeds the estimated fair value of the net tangible and intangible assets acquired. If the estimated fair value of the net tangible and intangible assets acquired is in excess of the purchase price, the difference results in a bargain purchase and the acquirer shall recognize the resulting gain in earnings on the acquisition date. Critical estimates in valuing intangible assets include, but are not limited to, expected future cash flows, which include consideration of future growth rates and margins, forecasts of new store openings, and other prospective financial information. There were no business combinations during the year ended December 31, 2021. Use of Estimates The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 10 amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Property and Equipment Property and equipment are stated at cost. Depreciation and amortization are computed using the straight- line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or remaining lease period. Expenditures for repairs and maintenance are charged to operations as incurred. The range of useful lives is as follows: Years Fitness equipment 5 - 10 Leasehold improvements 4 - 40 Furniture and fixtures 5 - 7 Other equipment 5 - 7 Depreciation and amortization of property and equipment was $23,510,544 for the year ended December 31, 2021. Goodwill, Other Intangible Assets, and Long-lived Assets Goodwill and other intangible assets that arise from acquisitions are recorded in accordance with ASC Topic 350, Intangibles—Goodwill and Other. In accordance with this guidance, specifically identified intangible assets must be recorded as a separate asset from goodwill if either of the following two criteria is met: (1) the intangible asset acquired arises from contractual or other legal rights; or (2) the intangible asset is separable. Intangibles are typically area development agreements, franchise agreements, leaseholds, and customer relationships. Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in a business combination. The fair values of the area development and franchise rights acquired are being amortized over an estimated useful life of 10 years based upon expected cash flows to be generated from those rights over that period. The favorable or unfavorable fair values of the leaseholds acquired are amortized as an increase (if an asset) and decrease (if a liability) to rent expense over the remaining life of the related lease. The useful lives of the related leaseholds range from approximately one to 11 years. The fair values of the customer relationships acquired are being amortized over an estimated useful life of seven years based upon expected cash flows to be generated over that period. Goodwill and indefinite-lived intangible assets are not amortized, but are reviewed annually for impairment or more frequently if impairment indicators arise. Separable intangible assets that are not deemed to have an indefinite life are amortized over their estimated useful lives on a straight-line basis, and are reviewed for impairment when events or circumstances suggest that the assets may not be recoverable. The Company performs its annual test for impairment of goodwill and indefinite lived intangible assets on December 31 of each year. The annual goodwill test begins with a qualitative assessment, where qualitative factors and their impact on critical inputs are assessed to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If the Company determines an indication of impairment based on the qualitative assessment, it is required to perform a quantitative assessment. During the period presented, the Company did not need to proceed beyond the qualitative analysis, and no goodwill impairments were recorded. For indefinite lived intangible assets, the impairment assessment consists of comparing the carrying value of the asset to its estimated fair value. To the extent that the carrying value exceeds the fair value of the

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 11 asset, an impairment is recorded to reduce the carrying value to its fair value. The Company is also permitted to make a qualitative assessment of whether it is more likely than not an indefinite lived intangible asset’s fair value is less than its carrying value prior to applying the quantitative assessment. If based on the Company’s qualitative assessment it is not more likely than not that the carrying value of the asset is less than its fair value, then a quantitative assessment is not required. During the period presented, the Company did not need to proceed beyond the qualitative analysis, and determined that no impairment charges were required. The Company applies the provisions of ASC Topic 360, Property, Plant and Equipment, which requires that long-lived assets, including amortizable intangible assets, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for impairment, then assets are required to be grouped and evaluated at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the undiscounted future net cash flows expected to be generated by the asset or asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no assets that were impaired in the period presented. Deferred Rent Deferred rent represents provisions for future rent increases and leasehold improvement and incentives provided by the landlord. The difference between rent expense and leasehold improvement and incentives recorded and the amount paid is recorded as deferred rent liability in the accompanying consolidated balance sheets. Incentives receivable provided by landlords that have not yet been collected are classified within other current assets in the accompanying consolidated balance sheets. The deferred rent liability is amortized as a reduction of rent expense on a straight-line basis over the life of the lease. Capitalized Interest Interest is capitalized, up to an amount not to exceed total interest incurred, while properties are being prepared for their intended use. The capitalization period will end when the property is substantially complete and ready for its intended use. The amount of interest capitalized during an accounting period is determined by applying the Company’s weighted-average interest rate on its debt to the weighted-average amount of accumulated expenditures related to the site being developed during the period of construction. Risk and Uncertainties On March 11, 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. The spread of COVID-19 has caused significant volatility in U.S. and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. and international economies. The Company’s operations were impacted due to shutdowns, travel restrictions, social distancing requirements, stay at home orders and advisories and other restrictions that may be suggested or mandated by governmental authorities. The extent of the impact of the COVID-19 pandemic remains highly uncertain and difficult to predict. However, the continued spread of the virus have disrupted the Company's operations.

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 12 In response to the COVID-19 pandemic, the Company proactively closed all stores system-wide beginning in mid-March 2020, temporarily furloughed store employees while stores remained closed, suspended billing membership and annual fees while stores were closed and temporarily suspended sales and placement of equipment. The Company also took other actions, such as temporary rent deferrals and no longer prepaying rent, as additional measures to preserve cash and liquidity during closure periods. Further, the constantly evolving nature of the COVID-19 pandemic and the emergence of new variants of coronavirus, such as “Omicron,” which the World Health Organization identified as a “variant of concern” in November 2021, may negatively impact our operating results in future periods. The significance of the ultimate operational and financial impact to us will depend on how long and widespread the disruptions caused by COVID-19, and the corresponding response to contain the virus and treat those affected by it, prove to be. Revenue Recognition The Company transitioned to FASB ASC Topic 606, Revenue from Contracts with Customers (ASC 606), on January 1, 2019 using the modified retrospective method. ASC 606 eliminates industry-specific guidance and provides a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of ASC 606 is that a reporting entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the reporting entity expects to be entitled in exchange for those goods or services. The Company utilized a portfolio approach in assessing its contracts under ASC 606, due to the fact that all contracts are homogenous, short term in nature, and provide the same general terms and conditions. There was no material impact as a result of the adoption of ASC 606 on the Company’s consolidated financial statements as of January 1, 2019. The Company recognizes revenue from health club memberships that require both annual and monthly fees. The annual fees are received at the start of the membership and are recorded as a contract liability and recognized ratably over a 12-month period. The monthly fees are billed on the 17th of each month with a portion deferred until the following month, and recognized over the membership period as the stand-ready access to the health club is provided. As the Company does not perform credit checks on customers nor extends credit to customers, any uncollectible amounts or chargebacks are considered implicit price concessions, and such amounts are recorded as a direct reduction in revenue. Buy-out fees, which are charged by the Company to the customer in the event of early termination of their membership contract, are a form of variable consideration as they are dependent on the occurrence of an early cancellation. These fees are constrained and recognized as revenue at the time the early termination occurs, due to uncertainty as to the timing of early termination of contracts. The Company also sells Planet Fitness branded apparel, food, beverages, and other accessories. The revenue for these items is recognized at the point of sale, which is when the performance obligation is satisfied. All revenue amounts are recorded net of applicable sales taxes. The following table presents the Company’s revenues by type disaggregated by timing of transfer of goods or services: 2021 Health club membership revenue (over time) $ 169,547,524 Merchandise and other revenue (point in time) 2,788,212 Total revenue $ 172,335,736

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 13 Concentration of Credit Risk Financial instruments which potentially expose the Company to concentrations of credit risk include cash. Cash includes accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts. Advertising The Company expenses advertising costs as incurred. In accordance with its franchise agreements, the Company is required to pay 2% of gross revenues to a national advertising fund managed by Pla-Fit Franchise, LLC (the Franchisor). Total advertising costs incurred under these franchise agreements during the year ended December 31, 2021 amounted to $2,984,250. Additional local advertising expenses amounted to $10,548,926 for the year ended December 31, 2021. Franchise and Royalty Fees The Company expenses franchise and royalty fees paid under franchise agreements as incurred. In accordance with franchise agreements, the Company also pays an initial upfront franchise fee of $20,000 upon execution of the franchise agreement, which is recorded as an intangible asset. In addition, the Company is required to pay a monthly royalty fee ranging from $500 to $10,000 per month or 7% of gross revenues. Total franchise and royalty fees incurred under these franchise agreements during the year ended December 31, 2021 amounted to $12,429,669, and are included in operating expenses in the consolidated statements of operations. Income Taxes SFG and its subsidiaries were formed as limited liability companies and are classified as partnerships under the provisions of the Internal Revenue Code and applicable state laws, and therefore, are not directly subject to federal or state income taxes. The results of the operations of these entities are included in the tax returns of their respective members. Accordingly, no provision for federal or state income taxes has been included in the accompanying consolidated financial statements. The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the consolidated balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company’s tax years subject to examination by the Internal Revenue Service generally remain open for three years from the date of filing. Recent Accounting Pronouncements Not Yet Adopted Leases In February 2016, the FASB issued ASU 2016-02, Leases, which requires recognition of lease assets and lease liabilities on the balance sheet of lessees. The new guidance is effective for public business entities in fiscal years beginning after December 15, 2018. The effective date for most other entities is deferred for one year, meaning that most calendar-year private companies were to be required to adopt the new standard in 2021. Early adoption is permitted for all entities. ASU 2016-02 requires a modified retrospective transition approach and provides certain optional transition relief. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides entities relief from the transition requirements in ASU 2016-02 by allowing them to elect not to recast prior comparative periods.

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 14 In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), delaying the implementation of ASC 842 for private companies by one year, making this provision effective for fiscal years beginning after December 15, 2021. Management is currently evaluating the impact of this ASU and anticipates it will have a material impact on the amount of total assets and liabilities in its consolidated financial statements, given all the club locations are presently leased. NOTE C - GOODWILL AND OTHER INTANGIBLE ASSETS Goodwill At December 31, 2021, the Company had $118,390,628 of goodwill. Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired. We do not amortize goodwill; however, we perform an annual review each year, or more frequently if indicators of potential impairment exist (i.e., that it is more likely than not that the fair value of the reporting unit is less than the carrying value), to determine if the carrying value of the recorded goodwill or indefinite lived intangible assets is impaired. Management concluded there was no goodwill impairment for the year ended December 31, 2021. Changes in goodwill for the year ended December 31, 2021: 2021 Goodwill, beginning $ 118,390,628 Activity - Goodwill, ending $ 118,390,628 Area Development Agreements The Company secures area development agreements (ADA) with the Franchisor as part of the ordinary course of business. The ADA requires the Company to open a set number of clubs in a defined geographical location within a set time frame. At December 31, 2021, the Company has ten active ADA’s, which require the Company to open a set amount of new clubs through November 30, 2025. The Company is currently on schedule and plans to continue developing new clubs at the pace outlined in the ADA. For costs incurred to acquire upfront ADA fees as part of opening new clubs, the Company defers the amount until the opening of the first club, at which time it is expensed. The costs incurred for upfront ADA fees are generally immaterial. For costs incurred to record an ADA that is acquired in a business combination, these amounts are recorded at fair value as an intangible asset in accordance with ASC 805 and amortized over an estimated useful life of 10 years, which corresponds to the period of the ADA agreement. Franchise Fees The Company enters into a franchise agreement upon the opening of a club as required by the ADA and pays an upfront franchise fee. Franchise agreements acquired in a business combination are recorded at fair value as an intangible asset in accordance with ASC 805 and amortized over an estimated useful life of 10 years.

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

At December 31, 2021, other intangible assets, net consist of the following:

	Cost Basis	Accumulated Amortization	Net Book Value
Area development agreements	$ 100,549,000	$ (29,140,778)	$ 71,408,222
Franchise agreements	33,972,750	(14,725,308)	19,247,442
Favorable leaseholds	3,021,303	(2,185,659)	835,544
Unfavorable leaseholds	(1,896,596)	930,272	(966,324)
Customer relationships	18,890,000	(9,814,524)	9,075,476
Total	$ 154,536,457	$ (54,935,997)	$ 99,600,460

Amortization of other intangible assets was $16,118,371 for the year ended December 31, 2021. Future amortization of other intangibles is as follows as of December 31, 2021:

Years Ending December 31,	
2022	$ 16,118,573
2023	16,126,096
2024	16,004,691
2025	14,284,752
2026	13,328,416
Thereafter	23,737,932
Total	$ 99,600,460

NOTE D - LONG-TERM DEBT

On May 25, 2018, Intermediate and Sub entered into a Credit Agreement with Ares which provided the Company with a term loan of $153 million that included a Delayed Draw Term Loan (DDTL) commitment available to fund future acquisitions of up to $60 million, as well as a revolving credit line commitment of up to $10 million.

On March 18, 2019, the Company entered into Amendment No. 1 to the Credit Agreement to increase the DDTL commitment by $25 million and increase the revolving credit commitment by $10 million. Contemporaneously with this amendment, the Company drew down the DDTL in the amount of $85 million to pay for the acquisition of Anchor.

The outstanding balance on the term loan (including the DDTL commitment) as of December 31, 2021 was $230,307,500. There were no amounts outstanding under the revolving line of credit as of December 31, 2021.

Principal payments under the term loan are due quarterly, and the required principal payment is 0.25% of the total principal outstanding under the term loan at the end of each quarter, reduced by a mandatory principal payment based on excess cash flow, as defined. Interest is due monthly and is based on the one-month LIBOR rate plus 5.25% (5.75% at December 31, 2021). The revolving credit line and DDTL carries an annual unused fee of 0.5% and 1%, respectively, which is payable monthly.

The term loan, revolving credit commitment and draws under the DDTL loans mature in May 2024. Intermediate and all subsidiaries of Sub serve as guarantors under the Credit Agreement. The revolving

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Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

credit commitment permits the issuance of one or more letters of credit and the making of one or more revolving credit loans. There were no outstanding letters of credit as of December 31, 2021. The term loan, revolving credit commitment and draws under the DDTL are secured and collateralized by a first priority security interest in all of the equity interest of the Company.

The Company incurred debt issuance costs of $1,360,300 during 2019 in connection with Amendment No. 1 and issuance of the term loan. The debt issuance costs are recorded as a debt discount which reduces the loan balance and are being amortized to interest expense over the six-year term of the loan using the effective interest method. Total amortization of debt discount during the year ended December 31, 2021 was $1,014,581, and was recorded as interest expense on the accompanying consolidated statements of operations. The unamortized debt discount at December 31, 2021 was $2,430,111, respectively, and is recorded as a reduction of the term loan.

The aggregate maturities of the term loan and debt discount over future fiscal years as of December 31, 2021 are as follows:

	Term Loan	Unamortized Debt Discount	Total
2022	$ 2,380,000	$ (1,011,392)	$ 1,368,608
2023	2,380,000	(1,011,392)	1,368,608
2024	225,547,500	(407,327)	225,140,173
Total	$ 230,307,500	$ (2,430,111)	$ 227,877,389

NOTE E - MEMBERS' CAPITAL

The members of the Company conduct business under its Amended and Restated Operating Agreement (the Operating Agreement), which became effective November 29, 2017, and governs the rights and obligations of the Company and its members. The Company shall continue indefinitely unless sooner terminated as provided in the Operating Agreement.

The interests of the Company are divided into the following classes of units: Class A Preferred; Class T Common; Class F Common; and Class M Common. The Class A Preferred, Class T Common, and Class F Common classes of units are entitled to one vote per unit. Income or loss of the Company and distributions are allocated to the members in accordance with the Operating Agreement. A total of $150,000 was paid to the members for their tax withholding payments during the year ended December 31, 2021, as reported on the accompanying consolidated statements of members' capital.

The Class A Preferred units earn a preferred return, which is equal to an 8% annual return on the capital contributions of Class A Preferred members. Upon the occurrence of a financing event, as defined in the Operating Agreement, the Company shall redeem any or all outstanding Class A Preferred units at a price per unit equal to the Class A redemption price as defined in the Operating Agreement, using the proceeds of such financing event. There were no Class A preferred units outstanding as of December 31, 2021.

Class M Common units may be awarded by the Board of Managers pursuant to the 2017 Equity Incentive Plan and up to 997 Class M Common units are available for grant. The Class M Common units are considered profits interests, which are granted in exchange for services provided or to be provided to or for the benefit of the Company and are only payable upon a liquidation event, as defined. These units are non-voting and are subordinated to the Class A Preferred and Class T and F Common units and are, therefore, considered to be recognized as a profit-sharing arrangement and not a substantive class of members' capital. Class M Common units are subject to time and performance vesting conditions. Compensation

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Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 17 costs are not recognized until the event of a sale of the Company becomes probable. There was no compensation recorded during the year ended December 31, 2021 related to the Class M Common units. At December 31, 2021, all of the Class M Common units were issued and outstanding, and approximately 100 units vested during the year, with approximately 375 united vested as of December 31, 2021. NOTE F - EMPLOYEE BENEFIT PLAN The Company maintains a 401(k) retirement savings plan covering substantially all employees who have reached the age of 18 and completed one year of service, as defined. The plan provides for discretionary employer matching and profit-sharing contributions. Discretionary matching contributions amounted to approximately $290,000 during the year ended December 31, 2021. There were no discretionary profit- sharing contributions made in 2021. NOTE G - COMMITMENTS AND CONTINGENCIES Lease Agreements The Company leases their club locations under operating leases expiring at various dates through 2031. Certain leases contain provisions for scheduled rent increases. The leases also typically provide for renewal options. At December 31, 2021, future minimum rental payments required under the terms of these leases are as follows: Years Ending December 31, 2022 $ 16,802,046 2023 16,831,312 2024 16,315,469 2025 15,076,377 2026 14,948,070 Thereafter 45,122,431 Total $ 125,095,705 Rent expense for club locations amounted to $23,060,122 for the year ended December 31, 2021. Contingencies During the normal course of business, the Company may become subject to lawsuits and claims with respect to actions arising in the normal course of business. Management believes that currently any liability resulting from such lawsuits and claims will not materially affect the results, liquidity, or financial position of the Company. NOTE H - SUBSEQUENT EVENTS The Company evaluated its December 31, 2021 consolidated financial statements for subsequent events through April 12, 2022, the date the consolidated financial statements were available to be issued. On January 10, 2022, the Company entered into an Equity Purchase Agreement with Planet Fitness, Inc., a Delaware corporation and Pla-Fit Holdings, LLC, a Delaware limited liability company, to sell 100% of the equity interests of the Company. The purchase price of the acquisition was approximately $800,000,000 including approximately $425,000,000 in cash consideration and approximately $375,000,000 of equity

Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 18 considerations, including 517,358 shares of Class A Common Stock, par value $0,0001, of Planet Fitness Inc. and 3,637,678 membership units of Pla-Fit Holdings, LLC, together with shares of Class B Common Stock, par value $0.0001, of Planet Fitness, Inc. The Equity Purchase Agreement closed on February 10, 2022. On February 10, 2022, the Company paid off the outstanding balance on the term loan (including the DDTL commitment) of $230,307,500 to Ares.